Exhibit 10.6

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Strategic Cooperation Agreement

Party A: Guangxi Yulin Kingtitan Technology Co., Ltd. (hereinafter referred to as “Party A”)

Contact: [*]

Address: Guangxi Yuchai Industrial Park Management Committee at the intersection of Yugong Highway and Second Ring South Road, Yulin, Guangxi, China

Room 303 of the Committee

Party B: Putermei Rubber & Plastic Materials (Dongguan) Co., Ltd. (hereinafter referred to as “Party B”)

Tel: [*]

Address: Block E, No. 20, Xinglang Road, Xingguang Village, Huangjiang Town, Dongguan City, Guangdong Province, China

Adhering to the purpose of complementary advantages, win-win cooperation and based on good mutual trust and long-term development strategy considerations, Party A and Party B decided to join forces to cooperate in the development of polymer elastic composite materials for airless and environmentally friendly open-type tires. Both sides of the advanced enterprise concept and professionalism, integrity-based, mutually beneficial, to form a deep Strategic partnership. After friendly consultations between the following consensus has been reached:

1. The purpose of close cooperation between Party A and Party B is to establish a solid strategic cooperative partnership for mutual benefit and win-win situation and sustainable development.

2. The purpose of the strategic cooperation is to help both parties to further enhance the overall operating efficiency, reduce operating costs, improve and enhance the process technology, product quality and category series of the products related to airless and environmentally friendly open tires, realize the future market expansion strategy of both parties and obtain a larger market share, so as to create greater economic value for both parties social benefits.

3.1 Party A puts forward the research and development of polymer elastic composite materials according to the requirements of different models and different uses of environmentally friendly polymer open-type non-explosive tires on the different physical properties of materials; Party B, based on its own research and development, production capacity; the two sides to jointly determine the research and development projects for each period, and pay for the implementation of the project.

3.2 The direction of research and development is determined as the development of environmentally friendly high strength, low heat generation, high temperature resistance, and wet slip resistance.

Molecular open type non-blowout tire material.

3.3 In the process of research and development, Party B provides Party A with materials for new formulations, and Party A provides Party B with new molding tests and machine and road tests of formulated materials.

GUANGXI YULIN KINGTITAN TECHNOLOGY CO,. LTD.

3.4 Once Party A cooperates with Party B in the research and development of new formula materials, Party B shall not sell the new formula materials to third party companies that research and develop and manufacture similar products within three years after Party A confirms and purchases the new formula materials for the manufacture of the products.

3.5 Once Party A confirms Party B’s new formula material, if there is no special reason recognized by both parties, Party A shall give Party B a substantial order for this new material within three months (order quantity not less than 10 tons/month), otherwise Party B has the right to dispose of the new material on its own; it is not subject to the constraints of clause 3.4;

3.6 Party A guarantees to give Party B a total monthly order quantity of not less than 60 tons, otherwise Party B has the right to all the new material is self-processed; not subject to clause 3.4.

3.7 Party A guarantees to pay Party B for the goods in a timely manner in accordance with the relevant contractual agreements, if Party A defaults, Party B may Hold us responsible for breach of contract and are not bound by clause 3.4.

3.8 Party B is only responsible for the quality of the new materials provided to Party A, and is not responsible for Party A’s finished products; Party A shall respond to the quality of Party B’s materials within seven working days after receiving Party B’s materials, and if there is no response, Party B’s products shall be deemed qualified.

4. The term of cooperation between the two parties shall be three years, from October 11, 2022 to October 10, 2025. Upon the expiration of the Agreement, the term of the cooperation may be extended by mutual consent of both parties.

5. Rights and obligations of A and B;

5.1. A and B have the right to demand that the other party fulfill all the terms of this Agreement;

5.2. A and B have the right to claim damages arising from the failure of the other party to fulfill the relevant agreements and the duty of confidentiality.

The right to financial compensation.

6. Obligations of A and B

6.1. Party A and Party B have the obligation to perform faithfully and on time in accordance with this agreement;

6.2. Each party shall have a duty to provide the other party with all appropriate assistance, intellectual and otherwise;

7. Annexes to the Agreement: If there are any imperfections in the cooperative business and related commercial terms under this Agreement, the two parties will negotiate a separate written statement and make it as an annex to this Agreement, which shall have the same legal effect as this Agreement, and the terms and conditions of this Agreement shall be applicable to the annexes to the Agreement, if not otherwise specified. If the provisions in the annexes are in conflict with this Agreement, the instructions in the annexes shall prevail. Issues of mutual concern to both parties regarding a specific cooperation content, including workflow, cooperation time, settlement mode and other issues that need to be jointly discussed, will be signed in the annex after reaching a consensus through friendly consultation between both parties.

GUANGXI YULIN KINGTITAN TECHNOLOGY CO,. LTD.

8. Force majeure

1. In the event of a force majeure event that materially impedes the performance of either party’s obligations under the Agreement, or such failure

If an event of force majeure prevents the realization of the purpose of the contract, that party shall, without any delay, notify the other party of the event of force majeure.

(b) The extent to which the performance of contractual obligations or the partial performance of contractual obligations has been affected, with a certificate from the competent authority.

2. If this Agreement needs to be terminated in advance for reasons attributable to Party A or Party B, Party A or Party B shall give a notice of termination to Party A or Party B three months in advance.

The termination shall take effect upon written request to the other party and upon the other party’s written consent.

9. Representations and warranties

9.1. Party B declares and guarantees to Party A that Party B is a legally established and valid company, and Party B has the scope of business cooperation in accordance with the relevant laws and regulations and the country’s business qualifications.

9.2. Party A represents and warrants to Party B that: Party A is a legally established and validly existing company; Party A has the scope of business cooperation in accordance with relevant laws and regulations and national fixed business qualifications.

10. Confidentiality and breach of contract

Without the written consent of the other party, either party shall not disclose the contents of this Agreement and the technical and commercial secrets of the other party, including but not limited to the technology, design, testing information, processing technology and process parameters, materials and sales quantities of finished products, etc., to a third party in any way. This confidentiality clause shall not be terminated by the termination of the cooperation between the parties. This confidentiality clause shall remain binding on the parties for a period of two years after the termination of the cooperation between the parties. If one party violates the contract, leaks confidential information or violates other terms of this Agreement, the other party has the right to pursue the responsibility of the defaulting party and demand the defaulting party to compensate for the economic loss. The defaulting party has the right to make financial compensation to the breaching party, which shall not be less than RMB 500,000 yuan or twice the actual financial loss.

GUANGXI YULIN KINGTITAN TECHNOLOGY CO,. LTD.

11. Other

This cooperation agreement shall enter into force on the date of signature and sealing by both parties, two copies of this agreement shall be executed by each party.

One (1) copy with the same legal effect.

12. Dispute resolution

All disputes arising out of or in connection with the execution of this Agreement shall be settled by friendly agreement between the Parties. If the negotiation fails, either party may file a lawsuit to the court where Party A is located.

Party A:

Company stamp: /s/ Guangxi Yulin Kingtitan Technology Co., Ltd.

Stamp date:

Signature of legal person or authorized representative: /s/ Qi GUO

Signature date: January 10, 2023

Party B:

Company stamp: /s/ Putermei Rubber & Plastic Materials (Dongguan) Co., Ltd.

Stamp date:

Signature of legal person or authorized representative: /s/ Shuguang FENG

Signature date: January 10, 2023

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